Exhibit 3.169

ARTICLES OF INCORPORATION

OF

MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

The undersigned incorporator, being a natural person competent to contract, hereby adopts these Articles of Incorporation in order to form a corporation under the laws of the State of Florida.

ARTICLE I

The name of this Corporation is Magnetic Resonance Imaging of Brevard, Inc.

ARTICLE II

This Corporation shall commence upon the execution of these Articles and shall exist perpetually.

ARTICLE III

The purpose of this Corporation is to engage in any business lawful under the laws of the State of Florida and the United States.

ARTICLE IV

This Corporation is authorized to issue Ten Thousand (10,000) shares of $1.00 par value, common stock. The rights attendant to all such shares, once issued, shall be identical in all respects.

The shares of this Corporation are not to be divided into classes.

This Corporation is not authorized to issue shares in series or in less than whole shares.

ARTICLE V

Every Shareholder, upon the issuance of any new stock of this Corporation, shall have the right to purchase his or her pro-rata share thereof (as nearly as can be done without issuing fractional shares), at the price at which it is offered to others.

ARTICLE VI

The initial street and mailing address of the principal place of business of the Corporation is 609 Atlantic Street, Melbourne Beach, Florida 32951. The initial address in Florida of the initial registered office of this Corporation is 930 S. Harbor City Boulevard, Suite 505, Melbourne, Florida 32901, and the name of the initial registered agent of this Corporation at that address is J. Patrick Anderson.

ARTICLE VII

The initial Board of Directors shall consist of one (1) Director initially. The number of Directors may be either increased or diminished from time to time by the Shareholders, but shall never be less than one. The name and address of the person who shall serve as Director until the first annual meeting of the Shareholders, or until a successor has been elected and qualified, is as follows:

Marc D. Shapiro

609 Atlantic Street

Melbourne Beach, FL 32951

ARTICLE VIII

The Shareholders of this Corporation shall adopt By-Laws which shall contain provisions for the management of the business and the regulation of the affairs of the Corporation that are not inconsistent with the Articles or the laws of the State of Florida.

ARTICLE IX

The name and address of the initial incorporator is as follows: J. Patrick Anderson, 930 S. Harbor City Boulevard, Suite 505, Melbourne, Florida 32901.

ARTICLE X

The Board of Directors shall have the power to amend or supplement these Articles of Incorporation when approved by a majority vote of the Shareholders.

IN WITNESS WHEREOF, the undersigned has made and subscribed to these Articles of Incorporation in Melbourne, Brevard County, Florida, this 12th day of June, 1996.

/s/ J. Patrick Anderson
J. Patrick Anderson

I hereby declare that I am familiar with and accept the duties and responsibilities as registered agent for said corporation.

/s/ J. Patrick Anderson
J. Patrick Anderson
Registered Agent

STATE OF FLORIDA

COUNTY OF BREVARD

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid, to take acknowledgments, personally appeared, J. Patrick Anderson, who is personally known to me and who executed the foregoing Articles of Incorporation and he acknowledged before me that he executed and subscribed to these Articles of Incorporation.

WITNESS my hand and official seal in the County and State aforesaid this 12th day of June, 1996.

/s/ Sandra L. Debbert
Sandra L. Debbert
Notary Public
State of Florida at Large

My Commission Expires:

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF

MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

Pursuant to the provisions of Chapter 607, Florida Statutes, and its Articles of Incorporation, the undersigned corporation adopts the following Amendment to its Articles of Incorporation, as originally tiled with the Secretary of State of the State of Florida.

I. The name of the Corporation is MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

II. Article I of the Articles of Incorporation are hereby amended to read as follows.

“ARTICLE I – NAME

The name of this corporation is NEURO IMAGING INSTITUTE, INC.”

III. This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

IV. This Amendment was adopted on the 29th day of July, 1996.

V. The number of votes cast for the approval of the amendment by the shareholders was sufficient for approval. The corporation has only one class of stock.

IN WITNESS WHEREOF, the undersigned has executed these articles of amendment on the 29th day of July, 1996.

MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

By:	/s/ Marc D. Shapiro
Marc D. Shapiro, M.D., President